SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

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       Date of report (Date of earliest event reported): December 28, 2004

                             USA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

        Pennsylvania                     33-70992                23-2679963
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Indentification No.)

                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
              (Address of principal executive offices and zip code)

        Registrant's telephone number, including area code: 610-989-0340

                                       n/a
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 REGULATION FD DISCLOSURE

As previously disclosed, the Company had been in negotiations with a Fortune 50 company for the sale of its internal vending miser product. The Company and the Fortune 50 company have entered into a one-year contract pursuant to which the Company has agreed to supply its energy miser products to the customer. Under the contract, the Fortune 50 customer would purchase our vending miser products for delivery to its own customer, a Fortune 50 major retailer which has thousands of locations in the United States and abroad. The Fortune 50 company has agreed to provide us with a forecast of its requirements within thirty days at which time it is contemplated that the Company will receive its first purchase order. Furthermore, it is contemplated that the Fortune 50 customer could purchase our energy miser products for delivery to other major accounts. The Company anticipates that installations by the Fortune 50 company would commence during the fourth quarter of the current fiscal year which ends June 30, 2005. The Company can make no assurances as to how many internal vending misers would ultimately be purchased by the Fortune 50 customer under the contract. Based upon our discussions with the Fortune 50 company and subject to the receipt of purchase orders, the Company believes that the impact upon revenues is expected to be material.

From September 30, 2004 through January 31, 2005, the Company sold an aggregate of approximately $5,080,000 of its securities in private placement transactions. Of such amount, $1,610,000 consisted of sales of its 10% convertible senior notes (convertible at $.10 per share) due June 30, 2007; $1,030,000 consisted of sales of common stock upon the exercise of warrants at $.10 per share; and the balance of $2,440,000 consisted of sales of common stock at $.10 per share under our August 20, 2004 Common Stock Purchase Agreement with an accredited investor.

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                                   SIGNATURES

      Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        USA TECHNOLOGIES, INC.


                                        By: /s/ George R. Jensen, Jr.
                                           -------------------------------------
                                           George R. Jensen, Jr.
                                           Chief Executive Officer

Dated: January 31, 2005